Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement in Form S-8 of our report dated August 11, 2021 relating to the financial statements of Altus Power, Inc., appearing in the Prospectus filed by Altus Power, Inc. with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act on January 21, 2022.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

February 14, 2022